As filed with the Securities and Exchange Commission on February 17, 2015
Registration No. 333-192510

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	63-0860407
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
_______________________

John P. Whittington
Executive Vice President, General Counsel and Corporate Secretary
HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:
Stephen D. Leasure, Esq.
Vice President and Associate General Counsel
HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116
________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, Registration No. 333-192510 (the “Registration Statement”), of HealthSouth Corporation, a Delaware corporation (the “Registrant”), registering for resale by selling securityholders of 5,408,528 warrants (“Warrants”) to purchase shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), and 1,119,586 shares of Common Stock issuable upon exercise of the Warrants.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister unexercised Warrants and 398,676 shares of Common Stock that were registered and remain unsold under the Registration Statement. The securities are being removed from registration because the they are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on February 17, 2015. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

HEALTHSOUTH CORPORATION
By:	/s/ John P. Whittington
Name:	John P. Whittington
Title:	Executive Vice President, General Counsel and Corporate Secretary